UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2019

NOBLE MIDSTREAM PARTNERS LP

(Exact name of Registrant as specified in its charter)

Delaware	001-37640	47-3011449
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

1001 Noble Energy Way, Houston, Texas	77070
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 872-3100

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units, Representing Limited Partner Interests	NBLX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

Contribution and Simplification Agreement

On November 14, 2019, Noble Midstream Partners LP (the “Partnership”) entered into a Contribution, Conveyance, Assumption and Simplification Agreement (the “Contribution and Simplification Agreement”) by and among the Partnership, Noble Midstream GP LLC, the general partner of the Partnership (the “General Partner”), Noble Energy, Inc. (“Noble”), Noble Midstream Services, LLC (“Midstream Services”), NBL Midstream, LLC, a subsidiary of Noble (“NBL Midstream”), and NBL Midstream Holdings LLC (“NBL Holdings”). Pursuant to the terms of the Contribution and Simplification Agreement, the Partnership agreed to acquire from NBL Midstream (i) a 60% limited partner interest in Blanco River DevCo LP (“Blanco River DevCo”), (ii) a 75% limited partner interest in Green River DevCo LP (“Green River DevCo”), (iii) a 75% limited partner interest in San Juan River DevCo LP (“San Juan River DevCo”) and (iv) all of the issued and outstanding limited liability company interests of NBL Holdings (collectively, (i), (ii), (iii) and (iv) are referred to herein as the “Contributed Interests” and the acquisition of the Contributed Interests is referred to as the “Drop-Down Transaction”). Additionally, NBL Midstream and the Partnership caused the General Partner to amend the partnership agreement in order to recapitalize and convert the Incentive Distribution Rights (“IDRs”) into common units representing limited partner interests in the Partnership (“Common Units”) (such recapitalization and conversion, the “Simplification” and together with the Drop-Down Transaction, the “Transaction”). In consideration for the acquisition of the Contributed Interests and the IDRs, the Partnership agreed to pay NBL Midstream total consideration of $1.6 billion, which will consist $670 million in cash and 38,455,018 Common Units issued to NBL Midstream. The Drop-Down Transaction closed on November 14, 2019. Subsequent to the closing of the Drop-Down Transaction, the Partnership indirectly owns a 100% interest in each of Blanco River DevCo, Green River DevCo, San Juan River DevCo and NBL Holdings.

The Contribution and Simplification Agreement includes customary representations and warranties regarding NBL Midstream, Noble, the General Partner, the Partnership, the Contributed Interests and the Transaction, as well as customary covenants and indemnity provisions. The parties have agreed to indemnify each other for any breaches of their respective representations, warranties and covenants set forth in the Contribution and Simplification Agreement.

The terms of the Transaction were approved on behalf of the Partnership by the Board of Directors of the General Partner, after the Conflicts Committee of the Board of Directors of the General Partner (the “Conflicts Committee”) unanimously recommended that the Board of Directors of the General Partner approve the Transaction. The Conflicts Committee, composed of independent members of the Board of Directors of the General Partner, retained independent legal and financial advisors to assist it in evaluating and negotiating the Transaction. In approving the Transaction, the Conflicts Committee based its decisions in part on an opinion from its independent financial advisor that the total consideration to be paid by the Partnership in connection with the Transaction is fair, from a financial point of view, to the Partnership and to holders of the Partnership’s Common Units other than Noble and its affiliates.

Unit Purchase Agreement

On November 14, 2019, the Partnership entered into a Common Unit Purchase Agreement (the “Unit Purchase Agreement”) with certain institutional investors (the “Investors”) to sell 12,077,295 Common Units in a private placement for gross proceeds of approximately $250 million (the “Private Placement”). The closing of the Private Placement is anticipated to occur on November 21, 2019. The Common Units will be issued in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), for an exemption from the registration requirements of Section 5 of the Securities Act. The proceeds of the Private Placement will be used to fund a portion of the cash consideration that will be paid to NBL Midstream in connection with the Transaction described above.

Citigroup Global Markets, Inc. and BofA Securities, Inc. acted as placement agents in connection with the Private Placement.

The Unit Purchase Agreement contains customary representations, warranties and covenants of the Partnership and the Investors. The Partnership, on the one hand, and each of the Investors (severally and not jointly), on the other hand, have agreed to indemnify each other and their respective affiliates, officers, directors and other representatives against certain losses resulting from any breach of their representations, warranties or covenants contained in the Unit Purchase Agreement, subject to certain limitations and survival periods.

In connection with the closing of the Private Placement, the Partnership intends to enter into a registration rights agreement (the “Registration Rights Agreement”) containing provisions by which the Partnership will agree to, among other things and subject to certain restrictions, file a registration statement with the Securities and Exchange Commission on Form S-3 providing for the registration of the resale of the Common Units to be issued in the Private Placement.

Relationships

Each of the parties to the Contribution and Simplification Agreement is a direct or indirect subsidiary of Noble. As a result, certain individuals, including officers of Noble and officers and directors of the General Partner, serve as officers and/or directors of one or more of such entities. As of the date of this Current Report on Form 8-K and after giving effect to the transactions described herein, we expect NBL Midstream to own Common Units representing a 64% limited partner interest in the Partnership. NBL Midstream also owns a noneconomic general partner interest in the Partnership through its ownership of the General Partner.

Noble or its subsidiaries are party to various gathering, service and revenue agreements with the Partnership or its subsidiaries for the provision of midstream services. In addition, Noble is the Partnership’s largest customer and the Partnership derives substantially all of our revenue from Noble.

Item 2.01	Completion of Acquisition or Disposition of Assets.

To the extent required, the information regarding the Transaction set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02	Sale of Unregistered Units.

The information regarding the Transaction and the Common Units issued to NBL Midstream as consideration for the Drop-Down Transaction and Simplification, and the transactions contemplated by the Unit Purchase Agreement, each as set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. The foregoing transactions were undertaken in reliance upon the exemption from the registration requirements in Section 4(a)(2) of the Securities Act. The Partnership believes that exemptions other than the foregoing exemption may exist for these transactions.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 14, 2019, in connection with the Simplification, the General Partner amended and restated the First Amended and Restated Agreement of Limited Partnership of the Partnership by executing the Second Amended and Restated Agreement of Limited Partnership of the Partnership (the “Second Amended and Restated Partnership Agreement”), which reflects the conversion of the IDRs to Common Units of the Partnership.

The foregoing description of the Second Amended and Restated Partnership Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Second Amended and Restated Partnership Agreement, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On November 15, 2019, the Partnership issued two press releases relating to the Transaction and the Private Placement which are attached hereto as Exhibit 99.1 and Exhibit 99.2 and incorporated herein by reference.

The Partnership is also posting an investor presentation to the ‘Investors’ page of its website at www.nblmidstream.com. A copy of the presentation materials is being furnished as Exhibit 99.3 hereto and is incorporated herein by reference.

The information included in Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.1, 99.2 and 99.3, is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to liabilities of that section.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

2.1*

Contribution, Conveyance, Assumption and Simplification Agreement, dated November 14, 2019, by and among Noble Midstream Partners LP, Noble Midstream GP LLC, Noble Midstream Services, LLC, NBL Midstream, LLC, NBL Midstream Holdings LLC, Blanco River DevCo GP LLC, Green River DevCo GP LLC and San Juan River DevCo GP LLC.

3.1	Second Amended and Restated Agreement of Limited Partnership of Noble Midstream Partners, LP, dated as of November 14, 2019.

10.1	Common Unit Purchase Agreement, dated as of November 14, 2019, by and among the Partnership and the Purchasers named therein.

99.1	Press Release dated November 15, 2019 relating to the Private Placement.

99.2	Press Release dated November 15, 2019 relating to the Transaction.

99.3	Investor Presentation

104	Cover page Interactive Data File (embedded within the Inline XBRL document).

*	Schedules and similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish a supplemental copy of any omitted schedule or similar attachment to the Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Partnership has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NOBLE MIDSTREAM PARTNERS LP
	By:	Noble Midstream GP LLC,
Its General Partner

Date: November 15, 2019

	By:	/s/ Thomas W Christensen
Thomas W. Christensen
Chief Financial Officer

5